                                                                    Exhibit 21

                                  SUBSIDIARIES
                                  ------------

                                                                 Jurisdiction of
Name                              Ownership                       Incorporation
----                              ---------                      ---------------
1027226 Ontario Ltd.              100% owned by
                                  Aerofin Corporation                 Canada

AP Venture Corp. III              100% owned by
                                  Ampco-Pittsburgh Corporation        Delaware

Aerofin Corporation               100% owned by
                                  Ampco-Pittsburgh Securities V
                                  Corporation                         New York

Ampco NCII Sub, Inc.              100% owned by
                                  New Castle Industries, Inc.         Delaware

Ampco-Pittsburgh Securities       100% owned by
III Corporation                   Ampco-Pittsburgh Corporation        Delaware

Ampco-Pittsburgh Securities       100% owned by
V Corporation                     Ampco-Pittsburgh Corporation        Delaware

Ampco UES Sub, Inc.               100% owned by
                                  Union Electric Steel Corporation    Delaware

Bimex Industries, Inc.            100% owned by
                                  Ampco NCII Sub, Inc.                Delaware

Buffalo Air Handling Company      100% owned by
                                  Ampco-Pittsburgh Corporation        Delaware

Buffalo Pumps, Inc.               100% owned by
                                  Ampco-Pittsburgh Corporation        Delaware

New Castle Industries, Inc.       100% owned by
                                  Ampco UES Sub, Inc.                 Pennsylvania

Union Electric Steel Corporation  100% owned by
                                  Ampco-Pittsburgh Securities
                                  V Corporation                       Pennsylvania

Union Electric Steel N.V.         100% owned by 1027226
                                  Ontario Limited                     Belgium

     The financial statements of all subsidiaries have been consolidated with those of the Corporation. Names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.